Exhibit 21.1

Subsidiaries of FS Credit Real Estate Income Trust, Inc.

Name of Subsidiary	State of Incorporation or Organization
FS CREIT Finance Holdings	Delaware
FS CREIT Finance WF-1 LLC	Delaware
FS CREIT Finance GS-1 LLC	Delaware
FS CREIT Finance BB-1 LLC	Delaware
FS CREIT Finance MM-1 LLC	Delaware
FS CREIT Investments LLC	Delaware
FS Investments Rego Park LLC	Delaware
FS Investments SC Industrial LLC	Delaware
FS CREIT Investments HRR LLC	Delaware
FS Investments Las Colinas LLC	California
FS Investments OPDR Mezz LLC	Delaware
FS CREIT Originator LLC	Delaware
FS CREIT Davis LLC	California
FS CREIT Cottonmill LLC	California
FS CREIT 8378 Melrose LLC	California
FS CREIT 8379 Melrose LLC	California
FS CREIT Rush St. LLC	California
FS CREIT Valencia LLC	California
Oakbrook Plz FS LLC	California
FS CREIT Cerise LLC	California
FS CREIT Consolidated LLC	California
FS CREIT Cousteau LLC	California
FS CREIT Campus 56 LLC	California
FS CREIT 198 Utah LLC	California
FS CREIT Pell Circle LLC	California
FS CREIT Grand Del Mar LLC	California
FS CREIT Lawrence LLC	California
FS Rialto EII LLC	Delaware
FS Rialto QI LLC	Delaware
FS Rialto Sub-REIT LLC	Delaware
FS Rialto 2019-FL Holder, LLC	Delaware
FS Rialto 2019-FL1 Issuer, Ltd.	Cayman Islands
FS Rialto 2019-FL1 Co-Issuer, LLC	Delaware
FS Rialto 2021-FL2 Holder, LLC	Delaware
FS Rialto 2021-FL2 Issuer, Ltd.	Cayman Islands
FS Rialto 2021-FL2 Co-Issuer, LLC	Delaware
FS Rialto 2021-FL3 Holder, LLLC	Delaware
FS Rialto 2021-FL3 Issuer, Ltd.	Cayman Islands
FS Rialto 2021-FL3 Co-Issuer, LLC	Delaware
FS Rialto 2022-FL4 Holder, LLC	Delaware
FS Rialto 2022-FL4 Issuer, LLC	Delaware
FS OD 1 LLC	Delaware
FS OD 2 LLC	Delaware
FS OD 3 LLC	Delaware
FS CREIT 555 Aviation LLC	Delaware
FS CREIT 7 Bushwick Place LLC	Delaware
FS CREIT Equity TRS LLC	Delaware